Exhibit 4.1

Number:	Shares

CUSIP NO: 460321 508

9.00% SERIES B CUMULATIVE REDEEMABLE PERPETUAL PREFERRED STOCK

OF

INTERNATIONAL SHIPHOLDING CORPORATION

INTERNATIONAL SHIPHOLDING CORPORATION, a Delaware corporation (the “Company”), hereby certifies that             (the “Holder”) is the registered owner of the above-reflected number of fully paid and non-assessable shares of preferred stock of the Company designated as the 9.00% Series B Cumulative Redeemable Perpetual Preferred Stock, par value $1.00 per share and liquidation preference $100.00 per share (the “Preferred Stock”). The shares of Preferred Stock are transferable on the books and records of the Registrar and Transfer Agent, in person or by a duly authorized attorney, upon surrender of this certificate duly endorsed and in proper form for transfer. The designation, rights, privileges, restrictions, preferences and other terms and provisions of the Preferred Stock represented hereby are issued and shall in all respects be subject to the provisions of the Certificate of Designations, Preferences and Rights of the Company dated July 31, 2013, as the same may be amended from time to time in accordance with its terms (the “Certificate of Designations”). Capitalized terms used herein but not defined shall have the respective meanings given them in the Certificate of Designations. The Company will provide a copy of the Certificate of Designations to the Holder without charge upon written request to the Company at its principal place of business.

Reference is hereby made to select provisions governing the authorization and transfer of the Preferred Stock set forth on the reverse hereof, and to the Certificate of Designations, which select provisions and the Certificate of Designations shall for all purposes have the same effect as if set forth in this certificate.

Upon receipt of this certificate, the Holder is bound by the Certificate of Designations and is entitled to the benefits thereunder. Unless the Registrar and Transfer Agent’s valid countersignature appears hereon, the shares of Preferred Stock evidenced hereby shall not be entitled to any benefit under the Certificate of Designations or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this certificate to be executed as of the date set forth below.

Dated: August     , 2013

Countersigned and Registered:
American Stock Transfer & Trust Company, LLC
Registrar and Transfer Agent

By:
Authorized Signature

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), OF NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO DTC, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH ANY RESTRICTIONS SET FORTH IN THE CERTIFICATE OF DESIGNATIONS REFERRED TO ON THE REVERSE HEREOF.